SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004
                             ______________________

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported) :
                                  May 11, 2004


                         The Estee Lauder Companies Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                                     11-2408943
 (State or other jurisdiction of             (IRS Employer Identification No.)
  incorporation or organization)

                   767 Fifth Avenue, New York, New York 10153
               (Address of principal executive offices) (Zip Code)


                         Commission File Number: 1-14064

                                  212-572-4200
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

On May 11, 2004, The Estee Lauder Companies Inc. issued a press release announcing that it has called all currently redeemable preferred stock and increased the number of shares authorized to be repurchased under the Share Repurchase Program. A copy of the press release is attached hereto as Exhibit
99.1 and is incorporated herein by reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                             THE ESTEE LAUDER COMPANIES INC.

Date:  May 11, 2004                     By:        /s/Richard W. Kunes
                                           -------------------------------------
                                                      Richard W. Kunes
                                                    Senior Vice President
                                                 and Chief Financial Officer
                                                   (Principal Financial and
                                                     Accounting Officer)

                         THE ESTEE LAUDER COMPANIES INC.

                                  EXHIBIT INDEX



Exhibit No.  Description
-----------  -----------

      99.1   Press release dated May 11, 2004 of the Estee Lauder Companies Inc.

                                                                    Exhibit 99.1

THE                                                                        News
ESTEE LAUDER                                                            Contact:
COMPANIES INC.                                               Investor Relations:
                                                                 Dennis D'Andrea
                                                                  (212) 572-4384

767 Fifth Avenue
New York, NY  10153                                             Media Relations:
                                                                    Sally Susman
                                                                  (212) 572-4430

--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE:

     ESTEE LAUDER COMPANIES TO CALL ALL CURRENTLY REDEEMABLE PREFERRED STOCK

                 ANNOUNCES INCREASE IN SHARE REPURCHASE PROGRAM

New York, NY, May 11, 2004 - The Estee Lauder Companies Inc. (NYSE: EL) announced today that it has called for redemption all $291.6 million aggregate principal amount of Series A Cumulative Redeemable Preferred Stock that could be redeemed at this time. The redemption date has been set for June 10, 2004.

Upon redemption, the dividend rate on the remaining $68.4 million principal amount of Series A Cumulative Redeemable Preferred Stock shall be reduced, for the period from April 25, 2004 through June 30, 2004, to 0.62% per annum, which is a rate based on the after-tax yield on six-month U.S. Treasuries. So long as the remaining shares are outstanding, the dividend rate will be reset semi-annually in January and July at the then existing after-tax yield on six-month U.S. Treasuries. The remaining $68.4 million principal amount of preferred shares may be put to the Company at any time, but may not be called for redemption by the Company until May 24, 2005.

As a result of the redemption of the $291.6 million principal amount of preferred shares and the reduction of the dividend on the remaining preferred shares, the Company expects to save, net of financing costs, approximately $14.9 million in its fiscal year ending June 30, 2005.

The Company also announced that its Board of Directors authorized the repurchase of up to another 10.0 million shares of Class A Common Stock or about 4% of the total outstanding common stock. This increases the total authorization to 28.0 million shares, of which 16.3 million have been repurchased to date. The Company has a total of approximately 228 million common shares outstanding.

Repurchases will be made from time to time in the open market or in private transactions, and there will be no specific time frame. The repurchased shares will be held as treasury shares and may be used for general corporate purposes including employee stock option programs. Internally generated cash flow will be used to fund the purchases.

The forward-looking statements in this press release involve risks and uncertainties. Factors that could cause actual results to differ materially from those forward-looking statements include unexpected changes in the Company's needs for cash, changes in interest rates and changes in law.

The Estee Lauder Companies Inc. is one of the world's leading manufacturers and marketers of quality skin care, makeup, fragrance and hair care products. The Company's products are sold in over 130 countries and territories under well-recognized brand names, including Estee Lauder, Clinique, Aramis, Prescriptives, Origins, M.A.C, Bobbi Brown, Tommy Hilfiger, La Mer, Donna Karan, Aveda, Stila, Jo Malone, Bumble and bumble, kate spade beauty, Darphin, Michael Kors and Rodan & Fields.

An electronic version of this release can be found at the Company's Website, www.elcompanies.com.
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